UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 18, 2015

Date of Report (date of earliest event reported)

TransEnterix, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19437	11-2962080
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

635 Davis Drive, Suite 300

Morrisville, North Carolina

(Address of principal executive offices)

919-765-8400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Membership Interest Purchase Agreement

On September 21, 2015, TransEnterix, Inc. (the “Company”) announced that it had entered into a Membership Interest Purchase Agreement, dated September 18, 2015 (the “Purchase Agreement”) with SOFAR S.p.A., (the “Seller”), Vulcanos S.r.l., as the acquired company, and TransEnterix International, Inc., a wholly owned subsidiary of the Company (the “Buyer”). The closing of the transactions contemplated by the Purchase Agreement occurred on September 21, 2015 (the “Closing Date”) pursuant to which the buyer acquired all of the membership interests of the acquired company from the Seller, and changed the name of the acquired company to TransEnterix Italia S.r.l (“TransEnterix Italia”). The disclosure set forth below in Item 2.01 of this Current Report on Form 8-K relating to the Purchase Agreement and the transactions contemplated thereby is hereby incorporated into this item by reference.

The press release announcing the entry into the Purchase Agreement and the transactions contemplated thereby is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On the Closing Date, pursuant to the Purchase Agreement, the Company completed the strategic acquisition from SOFAR S.p.A. of all of the assets, employees and contracts related to the advanced robotic system for minimally invasive laparoscopic surgery known as TELELAP ALF-X (the “Acquisition Transaction”).

Under the terms of the Purchase Agreement, the consideration consisted of the issuance of 15,543,413 shares of the Company’s common stock (the “Securities Consideration”) and approximately $25,000,000 U.S. Dollars and 27,500,000 Euro in cash consideration (the “Cash Consideration”). The Securities Consideration was issued in full at closing of the acquisition; the Cash Consideration will be paid in four tranches, with US$25,000,000 paid at closing and the remaining Cash Consideration of 27,500,000 Euro to be paid in three additional tranches based on achievement of negotiated milestones.

The issuance of the Securities Consideration was effected as a private placement of securities under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder. The Company entered into a Registration Rights Agreement with the Seller. The disclosure set forth below in Item 3.02 of this Current Report on Form 8-K relating to the Registration Rights Agreement and the transactions contemplated thereby is hereby incorporated into this item by reference.

The Purchase Agreement contains customary representations and warranties of the parties and the parties have customary indemnification obligations, which are subject to certain limitations described further in the Purchase Agreement.

In connection with entry into the Purchase Agreement, the Company sought the consent of Silicon Valley Bank (“SVB”), as a Lender, and Oxford Finance LLC (“Oxford”), as Lender and Collateral Agent under the Company’s existing Amended and Restated Loan and Security Agreement, dated as of September 26, 2014, as amended by the First Amendment, dated August 14, 2015 (collectively, the “Loan Agreement”), and entered into the Consent and Second Amendment to Amended and Restated Loan Agreement (the “Second Amendment”). Under the Second Amendment, the Lenders and Collateral Agent consented to the formation of the Buyer, the entry of the Company and Buyer entering into the Purchase Agreement and other transaction documents, and the name change of TransEnterix Italia. The Company agreed to pledge 100% of the common stock of the Buyer as additional security for the borrowings under the Loan Agreement. The Second Amendment added a provision permitting the Company to transfer designated amounts to TransEnterix Italia during the term of the Loan Agreement. Further, the Second Amendment modified the period in which the Company can make interest-only payments on the term loans until January 31, 2016, which interest-only period is extended if the Company closes an equity financing at a designated net proceeds level and obtains 510(k) clearance from the FDA on its SurgiBot System by June 30, 2016, and corresponding changes to the maturity date.

The foregoing descriptions of the Purchase Agreement and the Second Amendment are only summaries and are qualified in their entirety by reference to the complete text of the Purchase Agreement and the Second Amendment, which are filed as Exhibit 2.1 and Exhibit 10.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Acquisition Transaction

The issuance of the Securities Consideration as part of the Acquisition Transaction as described under Item 2.01 of this Current Report on Form 8-K, was effected as a private placement of securities and such description is incorporated by reference into this Item 3.02.

Registration Rights Agreements

In connection with the Acquisition Transaction, the Company also entered into a Registration Rights Agreement, dated as of September 21, 2015, with the Seller, pursuant to which the Company agreed to register the Securities Consideration shares for resale following the end of the lock-up periods described below.

In connection with the Acquisition Transaction, the Seller entered into a Lock-Up Agreement with the Company pursuant to which the Seller agreed, subject to certain exceptions, not to sell, transfer or otherwise convey any of the Securities Consideration for one year following the Closing Date. The Lock-up Agreement provides that the Seller may sell, transfer or convey: (i) no more than 50% of the Securities Consideration during the period commencing on the one-year anniversary of the Closing Date and ending on the eighteen-month anniversary of the Closing Date; and (ii) no more than 75% of the Securities Consideration during the period commencing on the eighteen-month anniversary of the Closing Date and ending on the two-year anniversary of the Closing Date. The restrictions on transfer contained in the Lock-up Agreement cease to apply to the Securities Consideration following the second anniversary of the Closing Date, or earlier upon certain other conditions.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreement is only a summary and is qualified in its entirety by reference to the complete text of the Purchase Agreement, the Registration Rights Agreement and the Lock-Up Agreement, which are filed as Exhibit 2.1, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective September 21, 2015, the Board of Directors (the “Board”) of the Company elected Andrea Biffi to the Board.

Mr. Biffi is currently the Chief Executive Officer, and a member of the Board of Directors, of SOFAR S.p.A., a position he has held since June 2015. Mr. Biffi has worked for SOFAR, or companies owned by SOFAR, since January 2008. Prior to becoming Chief Executive Officer, Mr. Biffi was General Manager, and a member of the Board of Directors, of SOFAR from November 2012 until June 2015; prior thereto he was CEO and President of SOFAR SWISS S.A. from February 2013 to November 2013; and prior thereto he was General Manager of SOVETA BALTICA UAB, a Lithuanian subsidiary of SOFAR from January 2008 until November 2013.

Mr. Biffi was elected to the Board of Directors of the Company in connection with the Acquisition Transaction. To date, Mr. Biffi has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

The Company entered into an Indemnification Agreement with Mr. Biffi in connection with his service as a director substantially similar to the Company’s standard form of Indemnification Agreement with its directors.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Membership Interest Purchase Agreement, dated September 18, 2015, by and among SOFAR S.p.A., Vulcanos S.r.l., the Company and TransEnterix International, Inc.

10.1	Consent and Second Amendment to Amended and Restated Loan Agreement, dated September 18, 2015, by and among the Company, its subsidiaries TransEnterix Surgical, Inc. and SafeStitch LLC (collectively, the “Borrowers”), and SVB, as Lender, and Oxford, as Lender and Collateral Agent.

10.2	Amended and Restated Loan Agreement, dated September 26, 2014, among the Borrowers and the Lenders and Collateral Agent, as amended by the First Amendment thereto, dated August 14, 2015 (incorporated by reference, respectively, to the Company’s Current Report on Form 8-K, filed September 30, 2014 (Loan Agreement) and the Company’s Current Report on Form 8-K, filed August 17, 2015 (First Amendment)).

10.3	Registration Rights Agreement, dated September 21, 2015, by and between the Company and SOFAR S.p.A.

10.4	Lock-Up Agreement , dated September 21, 2015, by and between the Company and SOFAR S.p.A.

99.1	Press Release of TransEnterix, Inc., issued September 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TRANSENTERIX, INC.

Date: September 21, 2015	/s/ Joseph P. Slattery
Joseph P. Slattery
Executive Vice President and Chief Financial Officer